EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each of the Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Ordinary shares, nominal value $0.00001 per share, of NIQ Global Intelligence plc, and that this agreement may be included as an exhibit to such joint filing.

Dated: November 14, 2025
ADVENT INTERNATIONAL, L.P.

By: ADVENT INTERNATIONAL GP, LLC, GENERAL PARTNER

/s/ Neil Crawford
	Name:	Neil Crawford
	Title:	Vice President of Finance

ADVENT INTERNATIONAL GP, LLC

/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance

AI GLOBAL INVESTMENTS (NETHERLANDS) PCC LTD

By: ADVENT INTERNATIONAL, LP., MANAGER By: ADVENT INTERNATIONAL GP, LLC, GENERAL PARTNER

/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance